As filed with the Securities and Exchange Commission on March 5, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-1677033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

222 South Mill Avenue, 8th Floor

Tempe, Arizona 85281

(602) 850-5000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

2007 EQUITY INCENTIVE PLAN

(Full title of the plan)

Robert A. Lento

President, Chief Executive Officer and Director

Limelight Networks, Inc.

222 South Mill Avenue, 8th Floor

Tempe, Arizona 85281

(602) 850-5000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Mark L. Reinstra, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued under the 2007 Equity Incentive Plan	3,921,502(2)	$2.10(3)	$8,235,154.20(3)	$1,123.28

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2007 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the Registrant’s receipt of consideration.
(2)	Represents an additional 3,921,502 shares of Common Stock available for issuance under the Registrant’s 2007 Equity Incentive Plan as a result of provisions in the Registrant’s 2007 Equity Incentive Plan that allow for the automatic annual increase of Common Stock available for issuance under such plan.
(3)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee, based upon $2.10, the average of the high and low prices of the Registrant’s Common Stock on March 4, 2013, as reported on the NASDAQ Global Select Market.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of Common Stock of Limelight Networks, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2007 Equity Incentive Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 4, 2007 (File No. 333-147830), May 11, 2009 (File No. 333-159132), March 12, 2010 (File No. 333-165436), September 9, 2011 (File No. 333-176760) and May 9, 2012 (File No. 333-181280) are incorporated by reference in this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are hereby incorporated by reference in this Registration Statement (other than portions of these documents that are furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”), as filed with the Commission on March 1, 2013;

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33508), as filed with the Commission on May 30, 2007 pursuant to Section 12(b) of the Exchange Act and as declared effective on June 7, 2007, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1*	Specimen Common Stock certificate of the Registrant

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.3*	2007 Equity Incentive Plan and form of agreement thereunder

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141516), as declared effective on June 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 5th day of March, 2013.

LIMELIGHT NETWORKS, INC.

By:	/s/ Robert A. Lento
Robert A. Lento President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Lento and Douglas S. Lindroth, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert A. Lento Robert A. Lento	President, Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2013

/s/ Douglas S. Lindroth Douglas S. Lindroth	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 5, 2013

/s/ Walter D. Amaral Walter D. Amaral	Non-Executive Chairman of the Board and Director	March 5, 2013

/s/ Thomas Falk Thomas Falk	Director	March 5, 2013

/s/ Jeffrey T. Fisher Jeffrey T. Fisher	Director	March 5, 2013

/s/ Joseph H. Gleberman Joseph H. Gleberman	Director	March 5, 2013

/s/ Fredric W. Harman Fredric W. Harman	Director	March 5, 2013

/s/ Peter J. Perrone Peter J. Perrone	Director	March 5, 2013

/s/ David C. Peterschmidt David C. Peterschmidt	Director	March 5, 2013

/s/ Nathan F. Raciborski Nathan F. Raciborski	Co-Founder, Chief Technology Officer and Director	March 5, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Specimen Common Stock certificate of the Registrant

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.3*	2007 Equity Incentive Plan and form of agreement thereunder

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141516), as declared effective on June 7, 2007.